Exhibit 99.01

Investor Contact: Ken Tinsley Opsware Inc. 408-212-5241 ktinsley@opsware.com	Press Contact: Zenobia Austin Opsware Inc. 408-212-5220 zenobia@opsware.com

OPSWARE INC. REPORTS SECOND QUARTER RESULTS

Company Generates Positive Cash Flow

SUNNYVALE, Calif., August 21, 2003—Opsware Inc. (NASDAQ: OPSW), the leading provider of data center automation (DCA) software, today reported results for its second quarter ended July 31, 2003.

During the second quarter, the company generated positive cash flow from operations of approximately $1.0 million. The company ended the period with cash resources, including temporarily restricted cash, of approximately $65.0 million, an increase of $3.2 million from the prior quarter.

Net revenue, which is recognized ratably, totaled $4.3 million for the quarter ended July 31, 2003, up from $2.5 million in the prior quarter.

Net loss was $3.1 million, or $(0.04) per share and improved from $16.7 million or $(0.24) per share in the same quarter last year.

“We are pleased with our operating results and achievement of positive cash flow in our third full quarter in the software business. The market for our software continues to grow rapidly as we remain focused on growing Opsware’s lead in the data center automation software category,” said Ben Horowitz, president and CEO of Opsware Inc.

The company will provide additional detail on its quarterly results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Thursday, August 21, 2003 beginning at 2:00 p.m. PT to detail today’s announcement. Interested parties may access the conference call by dialing (913) 981-5543. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ:OPSW)

Opsware Inc., formerly Loudcloud, is the leading provider of data center automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. The Opsware System uniquely combines process automation with built in operations knowledge on a broad range of operating systems, software infrastructure products and applications. The Opsware System was the foundation of Loudcloud’s software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements regarding the growth of our market and our opportunities in that market. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that our experience operating as a software company is limited, that there is unproven demand for our Opsware automation software, that we may not release our software products on time and that these products may not perform as described or as hoped, and that future revenue from sales of Opsware automation software is uncertain. More information about these and other factors that could affect our business and financial results is included in our Form 10-K filed with the SEC on May 1, 2003 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Forms 10-Q and 8-K that we file during the fiscal year.”

Opsware and Loudcloud are service marks and trademarks of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

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OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31, 2003	April 30, 2003	January 31, 2003
	(unaudited)		(A)
ASSETS
Current assets:
Cash and cash equivalents	$61,127	$57,933	$63,162
Accounts receivable, net	3,188	3,012	—
Prepaid expenses and other current assets	2,388	2,646	2,094

Total current assets	66,703	63,591	65,256
Property and equipment, net	4,798	5,087	5,550
Restricted cash	3,821	3,821	3,821
Other assets	1,267	1,358	1,252

Total assets	$76,589	$73,857	$75,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$271	$464	$493
Accrued data center facility costs	7,843	7,843	7,843
Other accrued liabilities	7,031	7,875	8,949
Advances from customers	4,698	1,241	2,539
Deferred revenue, current portion	2,244	2,113	—
Accrued restructuring costs, current portion	2,700	2,452	2,011
Capital lease obligations, current portion	45	47	43

Total current liabilities	24,832	22,035	21,878
Capital lease obligations, net of current portion	—	8	23
Deferred revenue, net of current portion	896	963	—
Accrued restructuring costs, net of current portion	7,164	7,901	7,840

Commitments and contingencies

Stockholders’ equity:
Common stock	80	79	79
Additional paid-in capital	504,645	501,308	500,976
Notes receivable from stockholders	(613)	(741)	(793)
Deferred stock compensation	(583)	(997)	(1,665)
Accumulated deficit	(459,867)	(456,734)	(452,863)
Accumulated other comprehensive income	35	35	404

Total stockholders’ equity	43,697	42,950	46,138

Total liabilities and stockholders’ equity	$76,589	$73,857	$75,879

(A)	The balance sheet at January 31, 2003 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2003	2002	2003	2002
Net revenues	$4,265	$17,507	$6,806	$34,945
Cost and expenses:
Cost of revenues*	1,072	22,760	2,015	48,027
Research and development*	2,313	3,255	4,497	7,181
Sales and marketing*	2,252	6,223	4,261	12,838
General and administrative*	2,515	3,079	4,664	7,187
Restructuring costs, net	69	7,013	915	7,013
Amortization of deferred stock compensation	321	44	379	5,980

Total cost and expenses	8,542	42,374	16,731	88,226

Loss from operations	(4,277)	(24,867)	(9,925)	(53,281)
Interest and other income (expense), net	1,144	(545)	2,921	(2,511)
Gain from retirement of senior discount notes	—	8,736	—	8,736

Net loss	$(3,133)	$(16,676)	$(7,004)	$(47,056)

Basic and diluted net loss per share	$(0.04)	$(0.24)	$(0.09)	$(0.68)

Shares used in computing basic and diluted net loss per share	77,850	70,686	77,366	69,615

* Excludes amortization (reversal) of deferred stock compensation of the following:
Cost of revenue	$39	$1,248	$94	$3,096
Research and development	159	739	264	1,994
Sales and marketing	48	(948)	105	(169)
General and administrative	75	(995)	(84)	1,059

Total amortization (reversal) of deferred stock compensation	$321	$44	$379	$5,980

(1)	Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating categories.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three months ended July 31,
	2003	2002
Operating activities:
Net loss	$(3,133)	$(16,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	676	7,013
Accretion on notes payable	—	635
Accretion on warrants related to senior discount notes	—	165
Gain from the retirement of the senior discount notes	—	(8,736)
Amortization of deferred stock compensation	321	44
Loss on disposal of property and equipment	—	3,253
Non-cash restructuring costs	—	54
Charge related to equity transactions	820	—
Changes in operating assets and liabilities:
Accounts receivable	(176)	(512)
Prepaid expenses, other current assets and other assets	451	(3,509)
Accounts payable	(193)	(836)
Other accrued liabilities	(844)	3,029
Advances from customers	3,457	—
Deferred revenue	64	(55)
Accrued restructuring costs	(489)	(842)

Net cash provided by (used in) operating activities	954	(16,973)
Investing activities:
Purchases of property and equipment	(387)	(2,177)

Net cash used in investing activities	(387)	(2,177)
Financing activities:
Proceeds from issuance of common stock, net	2,528	341
Payments to retire senior discount notes	—	(42,000)
Payments on lease obligations	(10)	(766)
Repayment of notes receivable	109	131

Net cash provided by (used in) financing activities	2,627	(42,294)

Net increase (decrease) in cash and cash equivalents	3,194	(61,444)
Cash and cash equivalents at beginning of period	57,933	76,948

Cash and cash equivalents at end of period	$61,127	$15,504

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$44
Supplemental schedule of non-cash investing and financing activities:
Equipment purchased under capital lease	$—	$958
Issuance of common stock in connection with the retirement of the senior discount notes	$—	$3,000
Cancellation of stockholders’ notes receivable	$19	$155